EXHIBIT 99.1

Contacts:	John Farr Chief Financial Officer 800.287.4383 investor.relations@pervasive.com Marian Kelley Director, Corporate Communications 512.231.6033 investor.relations@pervasive.com

PERVASIVE SOFTWARE REPORTS REVENUE, EARNINGS INCREASES

FOR ITS SECOND FISCAL QUARTER

Leading data infrastructure software company achieves year-over-year increases in both revenue and profitability; completes acquisition, integration of Data Junction into company operations

AUSTIN, TEXAS – January 20, 2004 – Pervasive Software® Inc. (Nasdaq:PVSW), a global value leader in data infrastructure software, today reported its sixth consecutive quarter of year-over-year increases in revenue and pro forma profitability and the twelfth consecutive quarter of profitability.

“This was a defining quarter for the company,” said David Sikora, president and CEO, Pervasive Software. “We completed the most significant acquisition of the company’s history and advanced our market presence as a global provider of high-value data infrastructure software. While the ultimate success of the acquisition will be measured over time, we are extremely pleased with the results achieved following the recent combination of our two financially strong and growing companies.”

Revenue, as reported under generally accepted accounting principles (GAAP), was $11.5 million for the second quarter of fiscal year 2004, up 18 percent from $9.8 million for the second quarter of last fiscal year. Net income was $0.9 million, or $0.04 diluted earnings per share, for the second quarter, compared to net income of $1.6 million, or $0.09 diluted earnings per share, for the second quarter of last fiscal year. On a pro forma basis, as described below, Pervasive realized pro forma net income of $2.1 million, or $0.10 diluted earnings per share, in the second quarter of fiscal year 2004, compared to net income of $1.6 million, or $0.09 diluted earnings per share, in the second quarter of last fiscal year.

Pervasive completed its acquisition of Data Junction Corporation on December 4, 2003. GAAP results for the second quarter of fiscal year 2004, therefore, include the results of Data Junction since December 4, 2003, as well as transaction-related charges and expenses. Pro forma results for the second quarter of fiscal year 2004 exclude in-process research and development charges and amortization of purchased intangibles.

Pervasive continued to generate positive cash flow from operations with $2.3 million in the second quarter of fiscal 2004, ending the quarter with $28.9 million in cash and marketable securities and no debt. Net cash invested during the quarter for the acquisition of Data Junction totaled $15.7 million, including the transaction-related costs and net of Data Junction cash acquired in the transaction.

“As the results demonstrate, the demand for Pervasive’s family of data infrastructure products continued strong during the quarter,” Sikora added. “Not only does Data Junction expand our low-TCO (total cost of ownership) data infrastructure value proposition, it also expands our market presence into a broader base of small to mid-sized enterprises (SMEs) as well as departments of large organizations. In fact, we now count 75% of the Fortune 100 as customers in addition to hundreds of thousands of SMEs around the world.”

Also during the quarter, the Pervasive board of directors elected Shelby H. Carter, Jr., as chairman of the board. A director of Pervasive since August 1996, Carter is a distinguished adjunct professor at the University of Texas Graduate School of Business. He founded several successful high technology companies, including SynOptics, which merged with Wellfleet to become Bay Networks before being bought by Northern Telecom, and VitalSigns Software, which was acquired by International Network Services in 1998. He also was formerly corporate vice president of worldwide operations for Xerox Corporation.

The board also welcomed Michael Hoskins, vice president and general manager of the Pervasive Integration Products Division, as a new member of the board.

Business Outlook

“During our second fiscal quarter, our team delivered a world-class integration effort as we brought Data Junction into the Pervasive organizational structure and headquarters facility,” Sikora said. “Our near-term goal is to capitalize on the momentum we started building in December by delivering on the operational synergies created by the Pervasive – Data Junction combination.”

For the third fiscal quarter ending March 31, 2004, Pervasive expects revenue to be in the range of $13.8 million to $14.3 million and GAAP-basis net income to be in the range of $2.1 million to $2.3 million, both representing increases over the same quarter of last year. GAAP-basis profitability includes amortization of purchased intangibles of approximately $0.1 million in the second quarter and is anticipated to be approximately $0.3 million in the third quarter, reflecting the full quarter effect of the Data Junction acquisition. Write-off of in-process research and development related to the Data Junction acquisition was $1.1 million in the second quarter and is not anticipated to recur in the third quarter.

Management believes that the pro forma results described in this release are useful for an understanding of its ongoing operations because GAAP results include non-cash charges associated with the write-off of in-process research and development and the amortization of purchased intangibles. Management of the company uses these pro forma results to compare the company’s performance to that of prior periods for analysis of trends, and to evaluate the company’s financial strength, develop budgets, manage expenditures and develop a financial outlook. Pro forma results are supplemental and are not intended as a substitute for GAAP results.

Conference Call Details

Pervasive will host a conference call to discuss these results with the investment community today at 4 p.m. Central Time. The dial-in numbers for the call are 800.862.9098 or 785.424.1051. The conference ID is “PVSW.” The conference call may also be accessed live over the Web at http://www.pervasive.com/ircalendar. Check the site before the call for login information. Replay will be available 6 p.m., Tuesday, January 20, to midnight Tuesday, January 27, by dialing 800.839.4018 or 402.220.2985, or for a longer period through Pervasive’s Web site.

About Pervasive Software

Pervasive Software is a global value leader in data infrastructure software. The company’s award-winning products enable customers to manage, integrate, analyze and secure their critical data, providing the industry’s best combination of performance, reliability and cost. Pervasive’s strength is evidenced by the size and diversity of its customer base, serving tens of thousands of customers in virtually every industry market around the world. With headquarters in Austin, Texas, Pervasive was founded in 1994 and sells its products into more than 150 countries. More information may be found on the Web at http://www.pervasive.com.

Cautionary Statement

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally preceded by words such as “may,” “plans,” “expects,” “believes,” “anticipates,” “estimates” or “intends.” All forward-looking statements included in this document are based upon information available to Pervasive as of the date hereof, and Pervasive assumes no obligation to update any such forward-looking statement. Investors are cautioned that actual results could differ materially from Pervasive’s current expectations. Factors that could cause or contribute to such differences include, the factors and risks discussed in Pervasive’s reports filed from time to time with the Securities and Exchange Commission including, without limitation, the risk that Pervasive will be unable to attract, motivate and retain skilled sales, marketing, engineering and other personnel, the risk that the packaged client/server applications market will not continue to grow at historical rates, and the risk that current revenues are substantially dependent upon continued market acceptance of and revenues from the company’s data infrastructure products.

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All Pervasive brand and product names are trademarks or registered trademarks of Pervasive Software Inc. in the United States and other countries. All other marks are the property of their respective owners.

Pervasive Software Inc.

Condensed Consolidated Statements of Operations (GAAP) (A)

(in thousands, except per share data)

(Unaudited)

	Three months ended December 31		Six months ended December 31
	2003	2002	2003	2002
Revenues:
Product licenses	$9,856	$8,755	$18,162	$17,036
Services and other	1,654	1,028	2,739	1,923

Total revenue	11,510	9,783	20,901	18,959

Costs and expenses:
Cost of product licenses	374	225	587	464
Cost of services and other	1,228	1,224	2,273	2,535
Sales and marketing	3,943	3,412	7,297	6,602
Research and development	2,330	2,022	4,387	3,986
General and administrative	1,556	1,295	2,749	2,472
Write-off of acquired in-process research and development	1,084	—	1,084	—

Total costs and expenses	10,515	8,178	18,377	16,059

Operating income from continuing operations	995	1,605	2,524	2,900

Interest and other income, net	82	149	174	311

Income tax provision	(175)	(150)	(350)	(300)

Income from continuing operations	902	1,604	2,348	2,911

Gain from discontinued operations	—	—	—	159

Net income	$902	$1,604	$2,348	$3,070

Diluted earnings per share:
Income from continuing operations	$0.04	$0.09	$0.12	$0.16
Gain from discontinued operations	—	—	—	0.01

Net income	$0.04	$0.09	$0.12	$0.17

Shares used in computing diluted earnings per share	20,727	17,620	19,858	17,632

(A)	See pro forma results of operations and related reconciliation to GAAP results for the three months ended December 31, 2003, on a subsequent page of this release.

Pervasive Software Inc.

Pro Forma Condensed Consolidated Statements of Operations (A)

(in thousands, except per share data)

(Unaudited)

	Three months ended December 31, 2003
	Total Consolidated GAAP	Pro Forma Adjustments (B)	Pro Forma Adjusted (C)
Revenues:
Product licenses	$9,856	$—	$9,856
Services and other	1,654	—	1,654

Total revenue	11,510	—	11,510

Costs and expenses:
Cost of product licenses	374	(105)	269
Cost of services and other	1,228	—	1,228
Sales and marketing	3,943	—	3,943
Research and development	2,330	—	2,330
General and administrative	1,556	—	1,556
Write-off of acquired in-process research and development	1,084	(1,084)	—

Total costs and expenses	10,515	(1,189)	9,326

Operating income from continuing operations	995	1,189	2,184

Interest and other income, net	82	—	82
Income tax provision	(175)	—	(175)

Net income	$902	$1,189	$2,091

Diluted earnings per share	$0.04		$0.10

Shares used in computing diluted earnings per share	20,727		20,727

(A)	See Unaudited Condensed Consolidated Statements of Operations on a prior page of this release. Pro forma presentation is not intended to replace GAAP presentation. Pro forma measures are calculated in the manner described in this release.

(B)	Pro forma adjustments consist of a) the write-off of acquired in-process research and development costs and b) $0.1 million of purchased intangibles amortization related to the Data Junction acquisition.

(C)	On December 4, 2003, we acquired Data Junction Corporation. During the second quarter, subsequent to the acquisition date, Data Junction products contributed $0.9M of license revenue, $0.6M of services revenue, and related operating costs. These results are included in this column.

Pervasive Software Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2003	June 30, 2003
	(Unaudited)
ASSETS
Current assets:
Cash and marketable securities	$28,869	$41,665
Trade accounts receivable, net	7,418	4,900
Notes receivable from related parties	—	102
Prepaid expenses and other current assets	1,443	727

Total current assets	37,730	47,394

Property and equipment, net	2,460	2,251

Notes receivable from related parties	—	204

Purchased technology, net	7,307	536
Goodwill	38,964	—
Other assets	215	207

Total assets	$86,676	$50,592

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$8,459	$8,122
Deferred revenue	5,064	2,236
Liabilities of discontinued operations	—	32

Total current liabilities	13,523	10,390

Stockholders' equity	73,153	40,202

Total liabilities and stockholders' equity	$86,676	$50,592

Pervasive Software Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended December 31		Six months ended December 31
	2001	2000	2001	2000
Revenues	$9,214	$10,600	$18,179	$20,620

Costs and expenses:
Cost of revenues and technical support	1,632	2,603	3,297	5,067
Sales and marketing	2,986	5,012	6,069	10,048
Research and development	1,710	2,669	3,648	5,645
General and administrative	1,423	1,505	2,774	2,991

Total costs and expenses	7,751	11,789	15,788	23,751

Operating income (loss)	1,463	(1,189)	2,391	(3,131)

Interest and other income, net	178	325	407	675
Income tax provision	(175)	(101)	(350)	(301)

Income (loss) before effect of adoption of new accounting principle	1,466	(965)	2,448	(2,757)

Effect of adoption of new accounting principle	—	—	(676)	—

Net income (loss)	$1,466	$(965)	$1,772	$(2,757)

Diluted earnings (loss) per share:
Income (loss) before effect of adoption of new accounting principle	$0.08	$(0.06)	$0.14	$(0.17)
Effect of adoption of new accounting principle	$—	$—	$(0.04)	$—

Net income (loss)	$0.08	$(0.06)	$0.10	$(0.17)

Shares used in computing diluted earnings (loss) per share	17,433	15,826	17,490	15,801

Revenues	100%	100%	100%	100%

Costs and expenses:
Cost of revenues and technical support	18%	25%	18%	25%
Sales and marketing	32%	47%	33%	49%
Research and development	19%	25%	20%	27%
General and administrative	15%	14%	15%	15%

Total costs and expenses	84%	111%	87%	115%

Operating income (loss)	16%	-11%	13%	-15%

Interest and other income, net	2%	3%	2%	3%
Income tax provision	-2%	-1%	-2%	-1%

Income (loss) before effect of adoption of new accounting principle	16%	-9%	13%	-13%

Effect of adoption of new accounting principle	0%	0%	-4%	0%

Net income (loss)	16%	-9%	10%	-13%